                                                                    EXHIBIT 12.2


                                                                                       DECEMBER 31,
                                                                   2000         1999          1998          1997          1996
                                                          ------------------------------------------------------------------
NET INCOME                                                   527,523      525,386       421,712       397,529       317,859
PROVISION FOR INCOME TAXES                                   214,203      259,640       213,590       197,222       156,008
                                                          ------------------------------------------------------------------

EARNINGS BEFORE TAXES                                        741,726      785,026       635,302       594,751       473,867

FIXED CHARGES:
   INTEREST EXPENSE (EXCLUDING INT ON DEPOSITS)              473,186      372,032       207,914       142,594       115,615
   INTEREST PORTION ON RENTALS                                 6,414        5,508         6,513         4,943         4,239
                                                          ------------------------------------------------------------------

TOTAL FIXED CHARGES                                          479,600      377,540       214,427       147,537       119,854

EARNINGS BEFORE TAXES AND FIXED CHARGES                    1,221,326    1,162,566       849,729       742,288       593,721

RATIO OF EARNINGS TO FIXED CHARGES                              2.55         3.08          3.96          5.03          4.95


                                                                                  DECEMBER 31,
                                                              2000         1999          1998          1997          1996
                                                          ------------------------------------------------------------------
NET INCOME                                                   527,523      525,386       421,712       397,529       317,859
PROVISION FOR INCOME TAXES                                   214,203      259,640       213,590       197,222       156,008
                                                          ------------------------------------------------------------------

EARNINGS BEFORE TAXES                                        741,726      785,026       635,302       594,751       473,867

FIXED CHARGES:
   INTEREST EXPENSE (INCLUDING INT ON DEPOSITS)            1,845,446    1,428,831     1,272,968     1,097,376       942,459
   INTEREST PORTION ON RENTALS                                 6,414        5,508         6,513         4,943         4,239
                                                          ------------------------------------------------------------------

TOTAL FIXED CHARGES                                        1,851,860    1,434,339     1,279,481     1,102,319       946,698

EARNINGS BEFORE TAXES AND FIXED CHARGES                    2,593,586    2,219,365     1,914,783     1,697,070     1,420,565

RATIO OF EARNINGS TO FIXED CHARGES                              1.40         1.55          1.50          1.54          1.50

                                                                              DECEMBER 31,
                                              2000               1999               1998              1997             1996
                                     ---------------------------------------------------------------------------------------------
rent exp-land & building                  17,948,753.38      15,712,689.13     18,630,656.90
rent exp-computer                            320,812.48         273,423.31         95,299.96
rent exp-equipment                         1,989,006.87       2,089,900.94      2,195,467.25
hanger rental                                        --               6.72          1,248.53
                                     ---------------------------------------------------------------------------------------------

total rent expense                        20,258,572.73      18,076,020.10     20,922,672.64

less intercompany                         (1,017,380.52)     (1,553,310.36)    (1,384,348.04)

net rent expense                          19,241,192.21      16,522,709.74     19,538,324.60      14,828,000.00     12,718,000.00

interest portion                           6,413,730.74       5,507,569.91      6,512,774.87       4,942,666.67      4,239,333.33



INTERCOMPANY RENT EXPENSE
Parent (001)                                (631,715.74)       (509,925.60)      (364,770.27)
Regions Investments (087)                   (385,664.78)       (333,323.76)      (238,591.77)
Regions Mortgage (091)                               --                 --                --
Regions Building (950)                               --        (710,061.00)      (780,986.00)

Total                                     (1,017,380.52)     (1,553,310.36)    (1,384,348.04)

                                                                              DECEMBER 31,
                                                2000               1999                 1998            1997             1996
                                     ---------------------------------------------------------------------------------------------
Parent
CC 922                                        50,517.60          63,982.68
CC 927                                        16,353.12          16,160.54
CC 928                                        78,901.20          77,972.00
CC 929                                        80,553.90          64,642.14
CC 930                                       110,098.64                 --
CC 933                                               --           5,130.76
CC 934                                       147,519.05         159,119.87
CC 973                                        14,364.63          15,710.37
CC 9301                                       59,649.00          58,705.00
CC 9331                                        2,510.00           5,522.00
CC 9333                                       36,000.00          36,000.00
CC 9351                                        6,833.64           6,980.24
CC 9352                                           29.32                 --
CC 9353                                       10,680.00                 --
CC 9432                                       17,705.64                 --

Total                                        631,715.74         509,925.60                --

Investments
CC 957                                           450.00              97.60
CC 958                                         1,112.14             387.22
CC 959                                         8,005.03          (3,000.00)
CC 960                                             0.74                 --
CC 964                                             9.00                 --
CC 965                                            18.74                 --
CC 988                                       213,124.56         184,412.25
CC 9611                                       46,834.63          32,436.25
CC 9612                                       18,026.00          11,040.00
CC 9614                                        5,696.26           7,700.00
CC 9624                                       13,654.74          14,848.34
CC 9627                                              --               8.27
CC 9630                                       60,172.49          70,568.18

                                                                              DECEMBER 31,
                                                2000                1999                1998              1997             1996
                                     ---------------------------------------------------------------------------------------------
CC 9631                                          871.20             653.40
CC 9639                                       17,689.25          14,099.65
CC 9642                                              --              72.60
                                     --------------------------------------

                                             385,664.78         333,323.76                --